UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9955 Mesa Rim Road, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BIOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Effective as of March 8, 2022, the Board of Directors (the “Board”) of Biocept, Inc. (the “Company”) appointed Philippe Marchand, Ph.D. to serve as the Company’s Chief Operations Officer.

Prior to his appointment as Chief Operations Officer, Dr. Marchand, age 58, served as a consultant to the Company since February 2022, providing operational services. Dr. Marchand served as Chief Operating Officer of Biosplice Therapeutics, Inc. (“Biosplice”), a privately held biopharmaceutical company, since January 2017 until March 2022, and as Senior Vice President, Operations of Biosplice from March 2015 to January 2017. Dr. Marchand received an M.S. and a Ph.D. from the Université de Haute Alsace, France.

In connection with his appointment, the Company entered into an employment offer letter with Dr. Marchand that governs the current terms of his employment with the Company. The employment offer letter provides that Dr. Marchand will receive an annual base salary of $400,000 and will be eligible to receive an annual performance bonus with a target bonus percentage equal to 40% of his base salary. The employment offer letter also provides that the Company will grant Dr. Marchand an option to purchase 150,000 shares of the Company’s common stock. In addition, Dr. Marchand is entitled to severance benefits upon a termination without cause or resignation for good reason (“Involuntary Termination”), including continued payment of base salary for six months and payment of his group health insurance premiums for up to six months. In addition, if Dr. Marchand’s employment is subject to an Involuntary Termination within one month prior to or 12 months following a change in control, then he will be entitled to receive continued payment of base salary for 12 months, payment of his group health insurance premiums for up to 12 months, a prorated annual performance bonus and full accelerated vesting of any unvested equity awards. Dr. Marchand may also be entitled to receive tax gross up payments in the event any payments made in connection with a change in control are subject to the excise taxes imposed by Sections 280G and 4999 of the Internal Revenue Code.

There are no family relationships between Dr. Marchand and any of the Company’s current or former directors or executive officers. Dr. Marchand is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The foregoing summary of the employment offer letter with Dr. Marchand is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Offer Letter, dated March 4, 2022, by and between the Company and Philippe Marchand, Ph.D.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biocept, Inc.

Date: March 8, 2022	By:	/s/ Samuel D. Riccitelli
Samuel D. Riccitelli
Interim President and Chief Executive Officer